Exhibit 16






April 24, 2001


United States Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549


Gentlemen:

     We have read the statements made by Digi Link Technologies, Inc. (formerly IR Operating Corporation) pursuant to Item 4 of Form 8-K to be filed with the Commission on or about April 25, 2001. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,


/s/ Holtz Rubenstein & Co., LLP
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    HOLTZ RUBENSTEIN & CO., LLP